Exhibit 99.1

Stran & Company Receives Notification Of Deficiency From Nasdaq Related To Delayed Filing Of Quarterly Report On Form 10-Q

Quincy, MA / August 29, 2024 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced that it has received a written notification (the “Notification Letter”) from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Form 10-Q”) in a timely fashion. The Notification Letter advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2024, the Form 10-Q cannot be filed within the prescribed time period without unreasonable effort or expense primarily because the Company was required to dismiss BF Borgers CPA PC (“BF Borgers”) as the Company’s former independent registered public accounting firm on May 13, 2024 as a result of an SEC order (the “Order”) permanently barring BF Borgers and its sole audit partner, Benjamin F. Borgers CPA, from appearing or practicing before the SEC as an accountant, and needs additional time to assess the impact of BF Borgers’ and Mr. Borgers’ conduct as described in the Order on the Company’s financial statements for prior fiscal periods.

Previously, Nasdaq granted the Company an exception until December 16, 2024 to file its delinquent Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Initial Delinquent Filing”). As a result, any additional Nasdaq exception will be limited to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, or until December 16, 2024. In accordance with Nasdaq’s listing rules, the Company has until September 24, 2024 to submit to Nasdaq an update to its original plan to regain compliance with Nasdaq’s listing rules.

As noted above, the Company is working diligently to complete the Form 10-Q. The Company intends to file the Form 10-Q as soon as practicable to regain compliance with the Nasdaq Listing Rules.

No assurance can be given that the Company will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

The Notification Letter has no immediate effect on the listing of the Company’s common stock or warrants on The Nasdaq Capital Market.

About Stran

For over 29 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing, and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com